Exhibit 99.1

News Release
Republic First Bancorp, Inc.
October 23, 2012

REPUBLIC FIRST BANCORP, INC. REPORTS EARNINGS FOR THE THIRD QUARTER 2012

Philadelphia, PA, October 23, 2012 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic Bank, today announced its financial results for the period ended September 30, 2012.  The Company recorded net income of $0.4 million, or $0.02 per share, for the third quarter of 2012. On a year to date basis the Company has recorded net income of $2.7 million, or $0.10 per share, for the nine month period ended September 30, 2012 compared to a net loss of $1.6 million, or $0.06 per share, for the nine month period ended September 30, 2011.

“In spite of the ongoing challenges we face from a slow and unpredictable economic recovery we are pleased to report a third consecutive quarter of profitable results which has resulted in a substantial improvement in earnings year over year,” said Harry D. Madonna, the Company’s Chairman and Chief Executive Officer.  “Republic Bank continues to make progress in strengthening its financial results.  In addition to improved earnings, low cost core deposit growth continues to be a strength for our organization,” said Madonna.  We’ve also seen a positive trend in quality loan demand during 2012.”

Highlights for the Period Ending September 30, 2012

➢
Net income improved to $2.7 million, or $0.10 per share, for the nine months ended September 30, 2012 compared to a net loss of $1.6 million, or $0.06 per share, for the nine months ended September 30, 2011.  The Company recorded net income of $0.4 million, or $0.02 per share, for the quarter ended September 30, 2012 compared to net income of $1.4 million, or $0.05 per share, for the quarter ended September 30, 2011.

➢
Asset quality has improved significantly year over year. Non-performing assets decreased by $22.5 million, or 49%, to $23.5 million as of September 30, 2012 compared to $46.0 million as of September 30, 2011. Non-performing assets as a percentage of total assets decreased to 2.43% as of September 30, 2012 compared to 4.83% as of September 30, 2011.

➢
Core deposits increased by $58.5 million, or 8%, to $820.8 million as of September 30, 2012 compared to $762.3 million as of September 30, 2011 driven by the Company’s retail strategy focused on relationship banking and gathering low cost core deposits.

➢
Total loans increased by $18.3 million, or 3%, on a linked quarter basis to $623.2 million as of September 30, 2012.  On a year to date basis total loans have increased by $33.7 million, or 6%, when compared to December 31, 2011.

➢	The net interest margin improved to 3.69% in the third quarter 2012 compared to 3.59% for the second quarter 2012 and 3.57% for the third quarter 2011.

➢
SBA lending continued to grow as an important component of the Company’s lending strategy. $16.7 million in new SBA loans were originated during the third quarter of 2012. Our team is now ranked as the #1 SBA lender in New Jersey, #3 in Pennsylvania, and #19 nationally based on the dollar volume of loan originations.

➢	Capital levels remain strong with a Total Risk-Based Capital ratio of 12.58% and a Tier I Leverage Ratio of 9.21% at September 30, 2012.

➢	Tangible book value per share as of September 30, 2012 was $2.65.

Income Statement

The Company reported net income of $0.4 million or $0.02 per share, for the three months ended September 30, 2012, compared to net income of $1.4 million, or $0.05 per share, for the three months ended September 30, 2011.  Net income for the nine month period ended September 30, 2012 was $2.7 million, or $0.10 per share, compared to a net loss of $1.6 million, or $0.06 per share, for the nine months ended September 30, 2011.

Earnings continue to improve on a year to year basis as the loan loss provision and other credit costs decrease due to the substantial improvement in asset quality. For the nine month period ended September 30, 2012, the Company recorded a loan loss provision in the amount of $0.6 million compared to a $5.7 million provision during the nine months ended September 30, 2011.

The Company continues to lower its cost of funds as evidenced by a decrease of 8 basis points to 0.65% for the three months ended September 30, 2012, compared to 0.73% for the three months ended June 30, 2012. The net interest margin increased to 3.69% for the three month period ended September 30, 2012 compared to 3.59% for the three month period ended June 30, 2012.

Non-interest income decreased to $1.8 million for the three months ended September 30, 2012 compared to $4.0 million for the three months ended September 30, 2011, primarily due to gains on sales of investment securities and legal settlement income recognized in the prior year quarter as well as lower gains on sales of SBA loans in the current quarter.

Balance Sheet

The major components of the balance sheet are as follows (dollars in thousands):

Description	Sep. 30, 2012	Sep. 30, 2011	% Change	June 30, 2012	% Change

Total assets	$966,990	$952,801	1%	$938,391	3%

Total loans (net)	613,380	621,256	(1%)	595,528	3%

Total deposits	868,193	833,289	4%	841,314	3%

Total core deposits	820,776	762,275	8%	790,616	4%

Total assets increased by $14.2 million, or 1%, as of September 30, 2012 when compared to September 30, 2011. The Company experienced strong growth in core deposits year over year as a result of the retail strategy which focuses on relationship banking.  Core deposits grew by $58.5 million, or 8%, to $820.8 million as of September 30, 2012 compared to $762.3 million as of September 30, 2011.

Core Deposits

Core deposits by type of account are as follows (dollars in thousands):

Description	Sept 30, 2012	Sept 30, 2011	% Change	June 30, 2012	% Change	3nd Qtr 2012 Cost of Funds

Demand noninterest-bearing	$145,493	$126,310	15%	$130,143	12%	0.00%

Demand interest-bearing	173,010	98,293	76%	144,754	20%	0.52%

Money market and savings	417,506	371,293	12%	420,700	(1%)	0.55%

Certificates of deposit	84,767	166,379	(49%)	95,019	(11%)	0.94%

Total core deposits	$820,776	$762,275	8%	$790,616	4%	0.49%

Core deposits increased to $820.8 million at September 30, 2012 compared to $762.3 million at September 30, 2011 as the Company continues to focus its effort on the gathering of low-cost core deposits. We experienced strong growth in the demand, savings and money market categories on a year to year basis.  At the same time the Company reduced the overall deposit cost of funds to 0.54% for the three month period ending September 30, 2012 compared to 0.88% for the three month period ending September 30, 2011. The retail banking strategy has also enabled the Company to significantly reduce its dependence on wholesale funding sources in the brokered and public fund certificate of deposit market.

Lending

Loans by type are as follows (dollars in thousands):

Description	Sept 30, 2012	% of Total	Sept 30, 2011	% of Total	June 30, 2012	% of Total

Commercial real estate	$344,149	55%	$393,652	62%	$333,961	55%
Construction and land development	29,744	5%	52,681	8%	36,306	6%
Commercial and industrial	108,665	18%	79,162	12%	102,382	17%
Owner occupied real estate	117,959	19%	88,677	14%	112,338	19%
Consumer and other	20,370	3%	16,636	3%	17,707	3%
Residential mortgage	2,467	0%	3,175	1%	2,488	0%
Deferred costs (fees)	(176)		(347)		(269)

Gross loans	$623,178	100%	$633,636	100%	$604,913	100%

Gross loans decreased by $10.5 million to $623.2 million at September 30, 2012 compared to $633.6 million at September 30, 2011.  This decrease was primarily driven by a bulk sale of non-performing loans and foreclosed properties during the fourth quarter of 2011 which substantially improved asset quality for the Company.  Gross loans increased by $18.3 million on a linked quarter basis to $623.2 million as of September 30, 2012.

Asset Quality

The Company’s non-performing asset balances and asset quality ratios are highlighted below (dollars in thousands):

	Quarter Ended
Ratio	Sept 30, 2012	Sept 30, 2011	June 30, 2012

Non-performing loans	$16,152	$32,006	$10,892

Other real estate owned	7,312	13,988	6,135

Total non-performing assets	$23,464	$45,994	$17,027

Non-performing assets/total assets	2.43%	4.83%	1.81%

Quarterly net loan charge-offs/average loans	0.28%	2.08%	1.24%

Allowance for loan losses/gross loans	1.57%	1.95%	1.55%

Allowance for loan losses/non-performing loans	61%	39%	86%

Non-performing assets/capital and reserves	30%	46%	22%

Non-performing assets decreased by $22.5 million to $23.5 million, or 2.43% of total assets, at September 30, 2012, compared to $46.0 million, or 4.83% of total assets, as of September 30, 2011.  Non-performing assets increased by $6.4 million on a linked quarter basis primarily as a result of one significant loan relationship that transferred to non-accrual status during the third quarter. The allowance for loan losses as a percentage of non-performing loans increased to 61% as of September 30, 2012, compared to 39%  as of September 30, 2011.  The ratio of non-performing assets to capital and reserves improved to 30% as of September 30, 2012 compared to 46% one year ago.

Capital

The Company’s capital regulatory ratios at September 30, 2012 were as follows:

	Republic First Bancorp, Inc.	Regulatory Guidelines “Well Capitalized”

Leverage Ratio	9.21%	5.00%

Tier 1 Risk Based Capital	11.33%	6.00%

Total Risk Based Capital	12.58%	10.00%

Total shareholders’ equity was $68.9 million at September 30, 2012 which represented a book value per share of $2.65, based on common shares outstanding of approximately 26.0 million.

The Company, along with its banking subsidiary, continue to maintain strong capital ratios and are considered well capitalized under the regulatory guidelines as established by federal banking agencies.

About Republic Bank

Republic Bank, a subsidiary of Republic First Bancorp, Inc., is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its thirteen offices located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Voorhees and Haddonfield, New Jersey. For more information about Republic Bank, visit myrepublicbank.com.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  For example, risks and uncertainties can arise with changes in: general economic conditions, including turmoil in the financial markets and related efforts of government agencies to stabilize the financial system; the adequacy of our allowance for loan losses and our methodology for determining such allowance; adverse changes in our loan portfolio and credit risk-related losses and expenses; concentrations within our loan portfolio, including our exposure to commercial real estate loans, and to our primary service area; changes in interest rates; business conditions in the financial services industry, including competitive pressure among financial services companies, new service and product offerings by competitors, price pressures and similar items; deposit flows; loan demand; the regulatory environment, including evolving banking industry standards, changes in legislation or regulation; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; our securities portfolio and the valuation of our securities; accounting principles, policies and guidelines as well as estimates and assumptions used in the preparation of our financial statements; rapidly changing technology; litigation liabilities, including costs, expenses, settlements and judgments; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.  You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2011 and other documents the Company files from time to time with the Securities and Exchange Commission. The words “would be,” “could be,” “should be,” “probability,” “risk,” “target,” “objective,” “may,” “will,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and similar expressions or variations on such expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:

Republic First Bancorp, Inc.

Contact:

Frank A. Cavallaro, CFO
(215) 735-4422

Republic First Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

	September 30,	June 30,	September 30,
(dollars in thousands)	2012	2012	2011

ASSETS
Cash and due from banks	$7,750	$8,712	$12,832
Interest-bearing deposits and federal funds sold	90,108	90,410	78,374
Total cash and cash equivalents	97,858	99,122	91,206

Securities - Available for sale	192,529	179,794	154,259
Securities - Held to maturity	66	66	139
Restricted stock	4,369	4,816	5,594
Total investment securities	196,964	184,676	159,992

Loans held for sale	1,089	975	1,390

Loans receivable	623,178	604,913	633,636
Allowance for loan losses	(9,798)	(9,385)	(12,380)
Net loans	613,380	595,528	621,256

Premises and equipment	22,415	22,772	23,906
Other real estate owned	7,312	6,135	13,988
Other assets	27,972	29,183	41,063

Total Assets	$966,990	$938,391	$952,801

LIABILITIES
Non-interest bearing deposits	$145,493	$130,143	$126,310
Interest bearing deposits	722,700	711,171	706,979
Total deposits	868,193	841,314	833,289

Short-term borrowings	-	-	-
Subordinated debt	22,476	22,476	22,476
Other liabilities	7,377	7,341	8,732

Total Liabilities	898,046	871,131	864,497

SHAREHOLDERS' EQUITY
Common stock - $0.01 par value	265	265	265
Additional paid-in capital	106,673	106,575	106,277
Accumulated deficit	(35,132)	(35,530)	(14,764)
Treasury stock at cost	(3,099)	(3,099)	(3,099)
Stock held by deferred compensation plan	(809)	(809)	(809)
Accumulated other comprehensive income (loss)	1,046	(142)	434

Total Shareholders' Equity	68,944	67,260	88,304

Total Liabilities and Shareholders' Equity	$966,990	$938,391	$952,801

Republic First Bancorp, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(dollars in thousands, except per share amounts)	2012	2012	2011	2012	2011

INTEREST INCOME
Interest and fees on loans	$8,194	$8,179	$8,486	$24,463	$25,084
Interest and dividends on investment securities	1,364	1,386	1,206	4,135	3,551
Interest on other interest earning assets	54	84	34	239	82
Total interest income	9,612	9,649	9,726	28,837	28,717

INTEREST EXPENSE
Interest on deposits	1,153	1,340	1,808	4,108	5,279
Interest on borrowed funds	283	284	279	852	853
Total interest expense	1,436	1,624	2,087	4,960	6,132

Net interest income	8,176	8,025	7,639	23,877	22,585
Provision (credit) for loan losses	850	500	616	600	5,666

Net interest income after provision for loan losses	7,326	7,525	7,023	23,277	16,919

NON-INTEREST INCOME
Service fees on deposit accounts	234	226	216	670	586
Gain on sale of SBA loans	1,141	1,110	1,983	3,337	4,337
Gain on sale of investment securities	-	774	640	774	640
Other non-interest income	456	389	1,116	1,195	1,595
Total non-interest income	1,831	2,499	3,955	5,976	7,158

NON-INTEREST EXPENSE
Salaries and employee benefits	4,008	3,963	4,135	12,105	11,280
Occupancy and equipment	1,367	1,378	1,377	4,107	4,082
Legal and professional fees	873	1,196	783	3,251	2,545
Foreclosed real estate	287	104	315	489	1,739
Regulatory assessments and related fees	343	351	507	1,032	1,550
Other operating expenses	1,909	2,018	1,988	5,649	5,912
Total non-interest expense	8,787	9,010	9,105	26,633	27,108

Income (loss) before provision (benefit) for income taxes	370	1,014	1,873	2,620	(3,031)

Provision (benefit) for income taxes	(28)	7	509	(90)	(1,407)

Net income (loss)	$398	$1,007	$1,364	$2,710	$(1,624)

Net Income (loss) per Common Share
Basic	$0.02	$0.05	$0.05	$0.10	$(0.06)
Diluted	$0.02	$0.05	$0.05	$0.10	$(0.06)

Average Common Shares Outstanding
Basic	25,973	25,973	25,973	25,973	25,973
Diluted	25,973	25,973	25,973	25,973	25,973

Republic First Bancorp, Inc. Average Balances and Net Interest Income
(unaudited)

	For the three months ended			For the three months ended			For the three months ended
(dollars in thousands)	September 30, 2012			June 30, 2012			September 30, 2011

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$88,996	$54	0.24%	$119,275	$84	0.28%	$72,214	$34	0.19%
Securities	190,441	1,428	3.00%	185,091	1,449	3.13%	151,120	1,268	3.36%
Loans receivable	613,190	8,228	5.34%	606,617	8,215	5.45%	637,477	8,528	5.31%
Total interest-earning assets	892,627	9,710	4.33%	910,983	9,748	4.30%	860,811	9,830	4.53%

Other assets	56,814			56,084			71,649

Total assets	$949,441			$967,067			$932,460

Interest-bearing liabilities:

Demand non interest-bearing	$134,857			$125,528			$120,443
Demand interest-bearing	162,270	211	0.52%	126,025	185	0.59%	100,516	159	0.63%
Money market & savings	416,038	572	0.55%	461,622	722	0.63%	347,727	868	0.99%
Time deposits	138,148	370	1.07%	157,013	433	1.11%	245,083	781	1.26%
Total deposits	851,313	1,153	0.54%	870,188	1,340	0.62%	813,769	1,808	0.88%

Total interest-bearing deposits	716,456	1,153	0.64%	744,660	1,340	0.72%	693,326	1,808	1.03%

Other borrowings	22,476	283	5.01%	22,526	284	5.07%	22,552	279	4.91%

Total interest-bearing liabilities	738,932	1,436	0.77%	767,186	1,624	0.85%	715,878	2,087	1.16%
Total deposits and
other borrowings	873,789	1,436	0.65%	892,714	1,624	0.73%	836,321	2,087	0.99%

Non interest-bearing liabilities	7,409			7,506			8,468
Shareholders' equity	68,243			66,847			87,671
Total liabilities and
shareholders' equity	$949,441			$967,067			$932,460

Net interest income		$8,274			$8,124			$7,743
Net interest spread			3.56%			3.45%			3.37%

Net interest margin			3.69%			3.59%			3.57%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

				Year
	Three months ended			ended	Nine months ended
	Sept 30,	June 30,	Sept 30,	Dec 31	Sept 30,	Sept 30,
(dollars in thousands)	2012	2012	2011	2011	2012	2011

Balance at beginning of period	$9,385	$10,756	$15,108	$11,444	$12,050	$11,444
Provisions (credits) charged to operating
expense	850	500	616	15,966	600	5,666
	10,235	11,256	15,724	27,410	12,650	17,110

Recoveries on loans charged-off:
Commercial	-	105	-	69	105	11
Consumer	-	27	1	40	28	39
Total recoveries	-	132	1	109	133	50

Loans charged-off:
Commercial	(436)	(1,903)	(3,342)	(15,428)	(2,883)	(4,746)
Consumer	(1)	(100)	(3)	(41)	(102)	(34)

Total charged-off	(437)	(2,003)	(3,345)	(15,469)	(2,985)	(4,780)

Net charge-offs	(437)	(1,871)	(3,344)	(15,360)	(2,852)	(4,730)

Balance at end of period	$9,798	$9,385	$12,380	$12,050	$9,798	$12,380

Net charge-offs as a percentage of
average loans outstanding	0.28%	1.24%	2.08%	2.44%	0.63%	1.00%

Allowance for loan losses as a percentage of
period-end loans	1.57%	1.55%	1.95%	2.04%	1.57%	1.95%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2012	2012	2012	2011	2011

Non-accrual loans:
Commercial real estate	$15,156	$10,090	$9,911	$9,667	$31,096
Consumer and other	996	802	811	897	910
Total non-accrual loans	16,152	10,892	10,722	10,564	32,006

Loans past due 90 days or more
and still accruing	-	-	-	748	-
Renegotiated loans	-	-	-	-	-

Total non-performing loans	16,152	10,892	10,722	11,312	32,006

Other real estate owned	7,312	6,135	6,135	6,479	13,988

Total non-performing assets	$23,464	$17,027	$16,857	$17,791	$45,994

Non-performing loans to total loans	2.59%	1.80%	1.78%	1.92%	5.05%

Non-performing assets to total assets	2.43%	1.81%	1.76%	1.70%	4.83%

Non-performing loan coverage	60.66%	86.16%	100.32%	106.52%	38.68%

Allowance for loan losses as a percentage
of total period-end loans	1.57%	1.55%	1.78%	2.04%	1.95%

Non-performing assets/capital plus
allowance for loan losses	29.80%	22.22%	21.85%	23.13%	45.68%